EXHIBIT 10.41

                     , 2007

Medgenics, Inc.

AND

Capita Registrars (Jersey) Limited

OFFSHORE REGISTRAR AGREEMENT

AN AGREEMENT made on                         , 2007 BETWEEN: -

1.	Medgenics, Inc. whose registered office is at 2711 Centreville Road, Suite 400, Wilmigton, 19808, New Castle, Delaware, USA (the “Company”); and

2.	Capita Registrars (Jersey) Limited whose registered office is situated at Victoria Chambers, Liberation Square, 1/3 The Esplanade, St Helier, Jersey (the “Registrar”):

WHEREAS: -

A.
It is anticipated that, immediately following admission of its issued and to be issued share capital to trading on the AIM market of the London Stock Exchange plc, the Company will have an issued share capital comprised of shares of common stock of par value of US $0.0001 each (the “Shares”)

B.	The Shares will from the date hereof at all times be registered on the register of members (the “Offshore Register”) kept in Jersey.

NOW IT IS HEREBY AGREED AND DECLARED AS FOLLOWS: -

1.	Appointment of Registrar

The Company hereby appoints the Registrar to act as the registrar of the Offshore Registers in respect of the Shares on the terms and conditions hereof and the Registrar hereby accepts such appointment.

2.	Registrar’s Duties and Responsibilities

2.1	The Registrar shall:

2.1.1	carry out and follow all reasonable Proper Instructions which may from time to time be given to it with regard to the Registrar’s duties hereunder; and

2.1.2
subject to Clause 2.3 below, provide a registration and transfer office at such place in Jersey as the Registrar may decide, and shall perform the services specified in Appendix 1 to this Agreement (the “Registration Services”).

2.2
The Registrar undertakes to provide the Registration Services using due diligence, reasonable skill and expertise in the execution of its duties. The Registrar shall perform its duties hereunder in a conscientious manner and shall comply with all statutory and regulatory requirements applicable to it, including (without limitation) the Data Protection Act 1998 (the “DPA”).

2.3.	The Company shall give such assistance to the Registrar as may reasonably be necessary to enable the Registrar to carry out its obligations hereunder.

2.4
When acting pursuant to Proper Instructions the Registrar shall not be under any duty to make any enquiry as to the genuineness or authenticity of any such instructions so long as such instructions reasonably appear to be genuine and authentic.

3.	Agents and Delegation

3.1
Subject to Clause 3.2, the Registrar may, in the performance of its duties and in the exercise of any of the powers vested in it hereunder, act by an authorised officer or officers for the time being and employ and pay an agent or agents (including any Associate of the Registrar) at the expense of the Registrar to perform or concur in performing any of the duties required to be performed hereunder and may act or rely upon the opinion or advice or any information obtained (in the knowledge that the Registrar will be placing reliance thereon) from any broker, lawyer, valuer, surveyor, auctioneer or other expert (whether reporting to the Company or the Registrar) appointed in good faith and without negligence and the Registrar shall not be responsible for any loss occasioned by its acting upon such opinion, advice or information.

3.2
The Registrar may at any time delegate in whole or in part any of its duties, functions, powers and discretions under this Agreement to a transfer agent in the United Kingdom or to any other delegate or agent and may disclose (subject to due observance of and compliance with all applicable provisions of the DPA) to such transfer agent or other delegate or agent such information about the Company as the Registrar considers necessary or desirable for such transfer agent or other delegate or agent to carry out its duties.

4.	Liability and Indemnity

4.1
The Company shall indemnify and keep indemnified the Registrar and its agents, officers and employees from and against any and all Liabilities which may be suffered or incurred by or asserted against the Registrar and its agents, officers and employees arising out of or in connection with the performance of its or their duties hereunder except such as may be due to the fraud, negligence or wilful default of the Registrar or its agents, officers or employees.

4.2	Subject always to the foregoing provisions of this Clause 4 and except in the case of the fraud of the Registrar or its agents, officers or employees:

4.2.1
the aggregate liability of the Registrar and its agents, officers or employees arising out of or in connection with this Agreement (whether in contract, negligence, breach of statutory duty, restitution or otherwise) will be limited to the lesser of £1,000,000 (one million pounds) or an amount equal to ten (10) times the total annual fee payable to the Registrar under this Agreement; and

4.2.2
in no event shall the Registrar or its agents, officers or employees be liable to the Company under or in connection with this Agreement for indirect or consequential loss or damage, loss of profit, revenue, actual or anticipated savings or goodwill, in all cases (whether caused by negligence or otherwise).

4.3
For the purposes of Clause 4.2, the extent of any liability shall always be calculated in accordance with the annual fee payable in force at the time such event happened to give rise to a claim, and not at the date such event is discovered.

4.4
Nothing in this Clause 4 shall exclude or limit the right of the Registrar to recover, or the obligation of the Company to pay, any sums properly due and payable to the Registrar under the terms of this Agreement including, without limitation, any fees.

5.	Non-Exclusivity

5.1	The Registrar and any Associate of the Registrar may:

(a)
act as manager, administrator or in any other role for any other company, corporation or body of persons on such terms as may be arranged with such company, corporation or body of persons and shall be deemed not to be affected with notice of or to be under any duty to disclose to the Company any fact or thing which may come to the knowledge of the Registrar or its Associate or any servant or agent of the Registrar or its Associate in the course of so doing or in the course of its business in any other capacity or in any manner whatsoever otherwise than in the course of carrying out its duties hereunder;

(b)
acquire, hold or deal with for its own account or for the account of any customer or other person and in its own name or in the name of such customer or person or of a nominee any shares or securities for the time being issued by the Company and any securities or other investments.

5.2
Neither the Registrar nor any Associate of the Registrar shall be liable to account to the Company, its shareholders or any of them for any profits or benefits made by or derived from or in connection with any transaction permitted by Clause 5.1 above.

5.3
Nothing herein contained shall prevent the Registrar or any Associate of the Registrar from contracting or entering into any financial, banking or other transaction with the Company or any of its shareholders or from being interested in any such transaction and neither the Registrar nor any Associate of the Registrar shall be liable to account to any person for any profits or benefits made or derived by them in connection with any such transaction.

6.	Insurance and lost Share Certificates

6.1
Where a shareholder claims that its share certificate (the “old certificate”) has been defaced, worn-out, lost or destroyed and requests the Registrar to issue, on behalf of the Company, a replacement share certificate (the “replacement certificate”), the Registrar shall require the shareholder to submit an indemnity (“Indemnity”), in favour of the Company and the Registrar, in respect of loss suffered as a result of the issue of the replacement certificate and take any other steps required in the Company’s Articles and By-laws.

6.2	On receipt of an Indemnity from the relevant shareholder the Registrar will use reasonable endeavours to procure that the Company does not suffer a loss as a result thereof, provided always:

(a)
in cases where the shareholder arranges a guarantee or insurance in support of its Indemnity to the Company and the Registrar, the Registrar shall have no further obligation to the Company in relation to any loss arising as a result of the issue of the replacement certificate or the subsequent presentation of the old certificate; and

(b)
in cases where the shareholder does not arrange a guarantee or insurance in support of its Indemnity, the shareholder will be asked to pay an appropriate administration fee to the Registrar and the Registrar will insure itself for any loss arising as a result of the issue of the replacement certificate or the subsequent presentation of the old certificate. In such case, the Registrar’s liability to the Company to use reasonable endeavours to procure that the Company does not suffer a loss as a result of the issuing of a replacement certificate shall be expressly limited to the extent and amount that the Registrar is entitled to recover, and in fact does recover, from its insurers in respect of the same (net of any excess which applies).

6.3
The Company hereby assigns to the Registrar all its future right title and interest to recover under any such Indemnity from the relevant shareholder to the extent that any compensation payment, expressly limited to the extent and amount that the Registrar is able to recover, and in fact does recover from its insurers, may be made by the Registrar to the Company. The Company agrees that the Registrar may seek to recover the Company’s entitlement pursuant to the Indemnity.

6.4
Where the Registrar has acted upon a forged transfer, the duty to procure that the Company does not suffer loss shall be expressly limited to the extent and amount that the Registrar is entitled to recover, and in fact does recover, from its insurers in respect of the same under the forged transfer insurance policy (net of any excess which applies).

6.5
Where, the replacement certificate, old certificate or forged transfer has been used to effect a fraudulent or otherwise wrongful transaction through a broker, which causes loss to the Company, the Registrar shall take reasonable steps to recover such loss from the said broker (not including commencing legal action) and the Registrar’s liability to the Company shall be expressly limited to the extent and amount that the Registrar in fact does recover from the said broker.

7.	Proceedings

7.1
Neither the Registrar nor any transfer agent in the United Kingdom appointed by the Registrar nor any other delegate or agent appointed by the Registrar hereunder shall be required to take any legal action unless fully indemnified to its reasonable satisfaction for all costs and liabilities that may be incurred or suffered by the Registrar or such other party and if the Company requires the Registrar or such other party to take any action of whatsoever nature which in the reasonable opinion of the Registrar or such other party might make the Registrar or such other party liable for the payment of money or liable in any other way the Registrar or such other party shall be and be kept indemnified in any reasonable amount and form satisfactory to the Registrar or such other party as a pre-requisite to taking action.

7.2
The Registrar shall be entitled at the expense of the Company (subject to obtaining the prior approval of the Company in each and every case) to obtain legal advice from its lawyers for the time being and/or the opinion of counsel on any matter relating to the Company or this Agreement.

8.	Prospectuses and Advertisements

No prospectus, explanatory memorandum, application form, sales literature, advertisement, circular or other similar document shall be issued by or on behalf of the Company to prospective shareholders without the prior approval of the Registrar in respect of any references made therein to the Registrar or any transfer agent in the United Kingdom appointed by the Registrar or any other delegate or agent appointed by the Registrar, provided that the Registrar hereby gives its consent to being named as registrar to the Company in the admission document to be published by the Company in accordance with the AIM Rules for Companies (the “AIM Rules”) of London Stock Exchange plc (“LSE”) in connection with the Company’s proposed application for admission of the shares to the AIM market of LSE to be made within three months of the date hereof and, whilst this agreement shall continue in force, in its published annual report and audited accounts and at its website maintained in accordance with the requirements of the AIM Rules.

9.	Disclosure

9.1
Except in so far as required by any governmental or regulatory organisation or any applicable law or rule in any jurisdiction, the Registrar shall not (except in exercise of its duties hereunder or as required by any statutory or regulatory requirement applicable to it) disclose any information relating to the affairs of the Company or any of its subsidiaries which is not in the public domain to any person (other than to the Directors, officers, auditors and accountants of the Company or to any transfer agent in the United Kingdom appointed by the Registrar or to any other delegate or agent appointed by the Registrar) not authorised by the Company to receive such information and the Registrar shall use its reasonable endeavours to prevent any such disclosure.

9.2
None of the parties hereto shall do or commit any act, matter or thing which would or might prejudice or bring into disrepute in any manner the business or reputation of the other parties hereto or any agent, officer or employee thereof (which, in the case of the Registrar, shall include any transfer agent in the United Kingdom appointed by the Registrar).

9.3	In the event of this Agreement being terminated the provisions of this Clause 9 shall remain in full force and effect.

10.	Warranties

The Company hereby represents and warrants to the Registrar that:

10.1	it is a company duly incorporated and validly existing under the laws of the jurisdiction of its incorporation;

10.2
it has the legal right and full power and authority to carry on its business as it is being conducted and to enter into and perform its obligations under this Agreement, which when executed will constitute valid and binding obligations of the Company in accordance with the terms hereof; and

10.3
the Company has the power and all necessary governmental, statutory, regulatory and other consents, approvals, licences, authorisations, registrations, waivers or exemptions (together, the “Consents”) required to carry on its business as it is being conducted and it has complied with the terms of all such Consents in all material respects and none of the Consents have been revoked or otherwise terminated.

11.	Fees and Expenses

11.1
Subject to Clauses 11.4 and 11.5, fees at such rate or rates as are set out in Appendix 2 shall be payable to the Registrar by the Company quarterly in arrears based on the number of shareholder accounts appearing on the Offshore Registers including nil accounts each 1st January, 1st April, 1st July and 1st October, subject to any minimum annual fee specified in Appendix 2. The Company shall settle all such quarterly invoices immediately on receipt.

11.2
The Registrar shall be entitled to charge interest on all amounts due from the Company and outstanding for more than thirty days at a rate of 3% over the base rate of HSBC Bank Plc prevailing from time to time.

11.3	Subject to Clause 11.5, the initial fee as shown in the attached Appendix 2 shall be fixed for a period of not less than twelve months.

11.4
The Fees of the Registrar pursuant to this Agreement and set out in the Appendix 2 are subject to review by the Registrar in its absolute discretion not more often than once in any calendar year nor prior to the first anniversary of the date of admission of the shares to trading on AIM (subject in each case to clause 11.5) and the Registrar will give to the Company at least one month’s notice of any alteration of such charges which alteration will take effect forthwith upon the expiration of such notice. The Fees will be subject to a minimum annual increase at the rate of the Retail Prices Index prevailing at that time.

11.5
Notwithstanding the restriction in clause 11.4 above, the Registrar shall at its own discretion be entitled to revise the Fees at any time where a change in law or regulation (including but not limited to the regulations from time to time relating to CREST) affects the obligations of the Registrar making it uneconomical for the Registrar to provide the services of a registrar at the agreed Fees, such revisions being effective from the 21 days after the date of the notification being delivered to the Company.

11.6
The Company shall reimburse to the Registrar all reasonable out of pocket expenses properly incurred on behalf of the Company in the performance of its duties hereunder; including but not limited to reasonable postage, CREST and related Syntegra network charges, telephone, facsimile and courier expenses; reasonable travelling expenses incurred on the Company’s business (including those incurred in attending a general meeting of the Company); reasonable printing, stationery, photocopying, storage and forged transfer insurance.

11.7	The Registrar is entitled to pass on all taxes, duties and tariffs directly attributable to any amounts charged in accordance with this Clauses 11.

12.	Termination

12.1	This Agreement shall be terminated:

12.1.1	upon the expiry of not less than six months’ notice of termination given by the Company to the Registrar, such notice to expire no earlier than the second anniversary of the date of this Agreement; or

12.1.2	upon the expiry of not less than three months’ notice of termination given by the Registrar to the Company; or

12.1.3	immediately, upon one party giving to the other notice of immediate termination in the event of:

(a)
the property of the other party being declared en désastre or that other party becoming insolvent or going into liquidation (other than a voluntary liquidation for the purpose of reconstruction or amalgamation upon terms previously approved in writing by the other party) or a receiver being appointed of any of its assets or if some event having equivalent effect occurs; or

(b)
the other party committing a material breach of this Agreement and (if such breach shall be capable of remedy) the other party not making good such breach within thirty days of service upon the party in breach of notice requiring the remedy of such breach or, in the case of the Registrar, being in the opinion of the Directors guilty of fraud, wilful misconduct or gross negligence in the performance of its duties hereunder; or

12.1.4
immediately, upon the Company giving to the Registrar notice of immediate termination in the event of the Registrar ceasing to be the holder of any licence, consent, permit or registration enabling it to act as a Registrar of the Company under any law applicable to it;

12.2
The Registrar shall be entitled to receive all Fees and other monies accrued due up to the date of such termination. In addition, the Abort Fee set out in Appendix 2 shall be payable by the Company to the Registrar either:

12.2.1	on the termination of this Agreement for whatever reason prior to the Commencement Date; or

12.2.2
on the day three months after the date of this Agreement in the event that the Company’s securities are not admitted to the AIM market of the London Stock Exchange within three months of the date of this Agreement.

12.3
In the event of termination of the Registrar’s appointment under this Agreement the Registrar shall have the right by written request to require the Company for a period of six months from the date of such termination in all prospectuses, explanatory memoranda, and other material designed to be read by investors and prospective investors to state (in no less prominent fashion than the majority of the text therein) that the Registrar has ceased to be its Registrar and also that any transfer agent in the United Kingdom appointed by the Registrar or any other delegate or agent appointed by the Registrar has ceased to act as such and (upon request) to provide specimens of such material(s) to the Registrar.

12.4
Immediately upon the termination of this Agreement the Registrar shall deliver to the Company and shall use all reasonable endeavours to procure that its officers, servants, agents, and advisers shall deliver to the Company all Records appertaining to the Company’s business as are in the possession or under the control of the Registrar or any such persons, provided that the Registrar shall have a lien against and shall not be required to make delivery of such books and records until full payment has been made to the Registrar for all fees, disbursements and expenses due to it under this Agreement (including any costs associated with the termination of this Agreement and the delivery of such books and records).

13.	Amendment

13.1	Subject to Clause 12.2, no variation of this Agreement shall be valid unless in writing and signed by or on behalf of each of the parties.

13.2
In the event of a change of law or practice applicable to the Registrar or any transfer agent in the United Kingdom appointed by the Registrar, the Registrar may add, amend or vary the terms and conditions of this Agreement by giving the Company thirty days prior written notice of such amendments provided that if the Company gives written notice to the Registrar within such period objecting to any proposed amendment the same shall be effective only with the written agreement of both parties.

14.	Assignment

14.1	The Company shall not be entitled to assign or transfer all or any of its rights, benefits and obligations hereunder.

14.2
The Registrar may at any time assign all or any of its rights and benefits hereunder with the prior written consent of the Company (which shall not be unreasonably delayed or withheld), provided that no such written consent shall be required in the case of an assignment by the Registrar to an Associate.

15.	Notices

Any notice served hereunder shall be sufficiently served if:

15.1.1
delivered by hand or sent by registered mail addressed to the other party concerned at its registered or principal office (as the case may be) for the time being and a notice so sent by registered mail shall be deemed to be received at the expiry of two clear days after the day of posting; and

15.1.2
by facsimile to the other party concerned at its registered or principal office (as the case may be) for the time being and a notice so sent by facsimile shall be deemed to be received on completion of its transmission.

16.	Entire Agreement

This Agreement constitutes the entire agreement relating to the provision of services by the Registrar to the Company and shall supersede and extinguish all prior agreements and understandings between the parties relating to such matters.

17.	Governing Law and Jurisdiction

This Agreement shall be governed by and construed in accordance with the laws of the Island of Jersey and the parties hereto irrevocably submit to the exclusive jurisdiction of the Courts of the Island of Jersey as regards any matter or claim relating to this Agreement.

18.	Interpretation and Construction

18.1	In this Agreement, unless the context otherwise requires, the following expressions shall have the following meanings:

“Abort Fee”	Shall have the meaning as given in Appendix II

“Associate”
means in relation to a company, any company which is a subsidiary or a holding company of that company or a subsidiary of any such holding company and any individual, partnership or other incorporated association or firm which has direct or indirect control of that company and any company which is directly or indirectly controlled by any such individual, partnership or other incorporated association or firm, and in relation to an individual, partnership or other unincorporated association, means any company directly or indirectly controlled by that individual, partnership or other association;

“Directors”	means the Directors of the Company for the time being and includes where applicable any alternate directors;

“Proper Instructions”
means written, cabled, facsimiled or telexed instructions or instructions given by any other means of electronic transmission in a readable form in respect of any of the matters referred to in this Agreement signed or purported to be signed by such one or more person(s) (whose name, signature and office address shall have been delivered to the Registrar) as the Directors shall from time to time have authorised to give the particular class of instruction in question. In instances indicated in advance by the Directors, and agreed with the Registrar, the Registrar may also act pursuant to instructions by telephone given or purported to be given by designated persons and such telephonic instructions shall be deemed to be Proper Instructions. Where Proper Instructions are given by telephone, written confirmation thereof shall be sent to the Registrar as soon as practicable thereafter. Different persons may be authorised to give instructions for different purposes and such persons may also include officers of corporations other than the Company so authorised by the Directors. A certified copy of a resolution of the Directors may be received and accepted by the Registrar as conclusive evidence of the authority of any such person to act and may be considered as in full force and effect until receipt of written notice to the contrary;

“Records”	means all corporate records, registers, books of account, correspondence, files, tables, documents, discs, print outs, data and information systems.

18.2	In this Agreement, any reference to:

18.2.1
a Recital, Clause or a Schedule is, unless the context otherwise requires, a reference to a recital or clause of, or a schedule to, this Agreement and any reference to a sub-clause is, unless otherwise stated, a reference to the sub-clause of the Clause in which the reference appears;

18.2.2
this Agreement or to any agreement or document referred to in this Agreement shall be construed as a reference to such agreement or document as amended, varied, modified, supplemented, restated, novated or replaced from time to time;

18.2.3
any statute or statutory provision shall, unless the context otherwise requires, be construed as a reference to such statute or statutory provision as the same may have been or may from time to time be amended, modified, extended, consolidated, re-enacted or replaced and shall include any subordinate legislation made thereunder;

18.2.4	a “subsidiary”, “group” or “holding company” shall be construed in accordance with Article 2 of the Companies (Jersey) Law 1991.

18.3
In this Agreement, except where the context otherwise requires, words denoting the singular include the plural and vice versa, words denoting a gender include every gender and references to persons include bodies corporate and unincorporate.

18.4
The Recitals and Schedule form part of this Agreement and shall have the same force and effect as if they were expressly set out in the body of this Agreement and any reference to this Agreement shall include the Recitals and Schedule.

18.5	Clause headings in this Agreement are inserted for convenience only and shall not affect the construction of this Agreement.

18.6	This Agreement shall prevail over the Company’s standard terms and conditions (if any).

IN WITNESS whereof this Agreement has been entered into the day and year first above written.

SIGNED by for and on behalf of Medgenics, Inc.	) ) /s/Andrew L. Pearlman ) )

SIGNED by for and on behalf of Capita Registrars (Jersey) Limited	) ) )/s/ [Illegible] )/s/ [Illegible]

Appendix 1 - Registration Services

The Registrar will in Jersey keep the Offshore Register and where applicable registers of loan stock and debenture holders.

In addition The Registrar will in the Island of Jersey or through its Transfer Agent in the United Kingdom as appropriate: -

1.
Receive and register (within the time limits set down by the rules of the London Stock Exchange plc) transfers, probates, powers of attorney, changes of address, and all similar documents normally needed to maintain the Offshore Registers in accordance with the laws of Jersey, (to the extent applicable) the CREST Regulations and the applicable provisions of the US Securities Act 1933 (as amended) (the “Act”) and the applicable Rules made thereunder, including (without limitation) Regulation S and, in particular in relation to Shares that shall from time to time be restricted securities under the Act, to apply procedures in relation to the Company’s Regulation S restricted Shares from time to time agreed and approved by the Company (such agreement and approval not to be unreasonably withheld or delayed).

2.	Maintain and update the Offshore Registers and where applicable registers of loan stock and debenture holders.

3.	Maintain and update dividend and interest payment instructions.

4	Prepare and despatch dividend and interest warrants for up to two dividends per year per class of share or stock and reconcile the respective bank accounts.

5.	Prepare, seal and issue new shares or stock certificates and issue duplicate certificates in place of certificates alleged to be lost, destroyed or mutilated, following

5.1	the return of any mutilated certificate; or

5.2
requiring such evidence as the Registrar or Transfer Agent shall deem necessary of the loss or destruction of certificates and an indemnity countersigned by a bank or insurance company in respect thereof; or

5.3	if such evidence and indemnity is not offered then the Registrar or Transfer Agent will submit any such request for duplicate certificates to the Company.

6.	Provide an internal audit and submit audit reports on transfers and new certificates.

7.	Ensure that the Register of Members shall be operated in such a way as to enable the holding and transfer of shares in uncertificated form.

8.	Facilitate the provision of a secure computer link to the Company or any designated person to facilitate the viewing of the Register of Members. An additional fee is chargeable for this service.

9.	Prepare and despatch name and address labels as the Company may require for the despatch of the annual Report and Accounts and the Interim Statement.

Additional name and address labels will be provided as and when required by the Company at a fee agreed between the Registrar and the Company.

10.
Deal with all correspondence and enquiries relating to the Register of Members including, but not limited to, holding the Register of Members open for inspection at the Registered Office of the Company and prepare such lists and extracts of the Register of Members as are required to be or are customarily produced under the Law.

11.	Receive, check, evaluate and report on forms of proxy for the Company’s Annual General Meeting.

12.
Take all such precautions as are usual and reasonable for the purpose of ascertaining the genuineness of all transfers, certificates, warrants for dividends or other documents or instruments in connection with any of the Company’s registers or with any dividends.

13.
Maintain in force an insurance policy to cover any claim, which may arise by reason of any forged transfer, certificate, warrant for dividend or other document or instrument in connection with the aforementioned matters.

14.	Undertake such additional duties on such terms and conditions as may be agreed with the Company.

Appendix 2 – Initial Fee Structure

Set up fee	£2,000 one off payment.

Annual Maintenance Fee	£2.00 per shareholder account per annum

The above Annual Maintenance fees are subject to an annual minimum charge of £4,500

Transfers

Intra CREST	£0.20	Per transfer

Stock Deposit / Withdrawal	£0.75	Per transfer

Off Market Transfer	£0.75	Per transfer

Transfers utilising Representation Letters	£15.00	Per transfer

In the event that transfers involving representation letters do not exceed 60 per quarter a fixed fee of £500 will be charged on a quarterly basis. Over & above 60 transfers the charging will revert to the fee structure stipulated above.

Maintenance of the register in
Jersey and for the provision	:	£1,500 per annum
of a UK transfer agent.

Generic Web Portal access	:	£500 per annum

Abort Fee

In the event that either:

(a)	the Company’s securities are not admitted to the AIM market of the London Stock Exchange within three months of the date of this Agreement; or
(b)	this Agreement is terminated for whatever reason prior to the Commencement Date,

then the Company shall pay an abort fee of £750 plus VAT and Disbursements incurred up to the date of termination of this Agreement (the “Abort Fee”) to Capita Registrars (Jersey) Limited.

Disbursements

Capita IRG (offshore) Limited would seek to recover all reasonable disbursement costs incurred as a result of the proper execution of our duties. These costs would include, but would not be restricted to, postage, printing, telephone, fax, stationery, Syntegra and CREST transaction costs.

Storage would be charged at the rate of £150.00 per year.

Forged Transfer Insurance will be charged at the rate of £0.05 per shareholder account subject to an annual minimum charge of £280.00 and a maximum level of cover of £5,000,000.

Listings / Reports / Register Extracts

Listings, labels and analyses, in addition to those mentioned under the basic service, will be charged at our current rates. These are presently 3p per account/label printed out, with a minimum charge of £80.

Register extracts produced on diskette would be charged at 3p per account extracted with a minimum charge of £80.

Additional Services

We are able to offer a range of supplementary services including register analysis, nominee account analysis, Section 793 register maintenance, share scheme administration services and savings plan administration services. Our fees for these services are;

£7.00 for each S793/808 letter despatched.

Our Fund Manager Analysis for up to 200 accounts reported on costs £350.00 per report.

Remote Computer Access

We would charge a fee of £1,200 per annum for a web based access to your registrar via our corporate portal. This fee does include any reports or listings you may choose to process over the link.

Appendix 3 – procedures to be applied by the Registrar
in relation to Shares subject to Regulation S restrictions

Transfers in the Company’s securities are restricted under US federal securities laws until such times as the Company advises otherwise.

The following rules and procedures for transfers of the Company’s shares apply until further notice from the Company.

Documentation Required.
A transfer can be processed only if all of the documentation below is submitted and correctly completed.

Share Certificate(s)	Check As Applicable
Received	☐
Stock Transfer Form
Duly Completed	☐
Seller Certification
Additional documentation will be required, depending on which box is ticked. Only one lettered box may be checked.

IF MORE THAN ONE LETTERED BOX IS CHECKED, REJECT TRADE.

Box (a) - No Additional Documentation Required	☐

Box (b) - Requires Purchaser Certification.	☐
Check Purchaser Certification that A(i) is checked.

Box (c) — Requires Purchaser Certification.	☐
Check Purchaser Certification that A(iii) is checked.

Box (d) - Requires Purchaser Certification and Opinion of Holder’s Counsel	☐
NOTIFY THE COMPANY
Check Purchaser Certification that A(ii) is checked.

IF BOX (d) IS CHECKED TRANSFER SHOULD NOT BE COMPLETED WITHOUT APPROVAL OF COMPANY

Additionally:
• One of Box (e) or Box (f) on Sellers Certification must be checked	☐

• If Purchaser Certification is required, then C(i) or C(ii) must be checked

Transfer set is complete:
-	Box (a), Box (b) or Box (c) — Complete Transfer
-	Box (d) — send to the Company for approval:
-	Arrange for the documents to be scanned in as a PDF
-	Forward the PDF to xxxxx at the Company, or, if not available for approval xxxxxx
-	On receipt of accept or rejection instructions from the Company, either process the transfer or reject back to broker.

Transfer set NOT complete:
-	Reject back to the broker with covering letter stating what is required.

SELLER (HOLDER) CERTIFICATION
Capita Registrars (Jersey) Limited
Victoria Chambers
Liberation Square
1/3, The Esplanade
St Hellier
Jersey JE2 3QA

[DATE]

Dear Sirs

Seller (Holder) Certification

We refer to the                          (insert number) shares of common stock, of par value of US $0.0001 each, represented by certificate number(s)                                , in Medgenics, Inc. (the “Shares”) currently held for the account or benefit of the undersigned.

We intend to transfer the Shares and understand that the Shares have not been registered under the US Securities Act of 1933, as amended (the “Securities Act”) and may not be offered, sold, pledged or otherwise transferred except if such transfer is effected: (i) in a transaction meeting the requirements of Regulation S under the Securities Act (“Regulation S”); (ii) pursuant to an effective registration statement under the Securities Act; or (iii) pursuant to an available exemption from the registration requirements of the Securities Act, in each case in accordance with all applicable securities laws.

Accordingly, in connection with any transfer of these Shares, the undersigned holder certifies that (check one):

☐	(a)	These Shares are being transferred to the Company.

☐	(b)
(i) These Shares are being transferred in an offshore transaction not subject to the registration requirements of the Securities Act, by virtue of Regulation S thereunder; (ii) the offer of the Shares was not made to a US Person as defined in Regulation S (attached hereto in Schedule A) (iii) (A) at the time the buy order was originated, the transferee was outside the United States or the holder and any person acting on its behalf reasonably believed that the transferee was outside the United States or (B) the transaction is executed in, on or through the facilities of the AIM Market operated by London Stock Exchange plc, and neither the holder nor any person acting on its behalf knows that the transaction has been pre-arranged with a buyer in the United States; (iv) no directed selling efforts (as defined in Regulation S) have been made in contravention of the requirements of Regulation S; (v) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; (vi) if applicable, in the case of a transfer by a holder who is a dealer or a person receiving a selling concession, fee or other remuneration in connection with such transfer, such holder has complied with the additional conditions set forth in Rule 904(b) of Regulation S; and (vii) the holder (A) is not the Company or a distributor within the meaning of Regulation S or an affiliate of the Company or a distributor or (B), if it is the Company or a distributor or an affiliate of the Company or a distributor, has complied with all additional requirements imposed by Rule 903 of Regulation S;

☐	(c)
(i) These Shares are being transferred pursuant to an exemption from registration under the Securities Act provided by Rule 144A; (ii) the transferee is a qualified institutional buyer (as defined under Rule 144A) or the holder reasonably believes the transferee is a qualified institutional buyer (as defined under Rule 144A); (iii) the holder has taken reasonable steps to inform the transferee that they are relying on Rule 144A; and (iv) the holder is not the Company.

☐	(d)
These Shares are being transferred pursuant to an exemption from registration under the Securities Act and in accordance with applicable US securities laws and in relation to which the holder has furnished to the Company an opinion to such effect from counsel of recognized standing in form and substance satisfactory to the Company prior to such offer, sale, pledge or transfer.

In addition, in connection with any transfer of these Shares or, the undersigned holder certifies that (check one):

☐	(e)	it is not the Company or a distributor within the meaning of Regulation S or an affiliate (as defined under the Securities Act) of the Company or a distributor; or

☐	(g)
it is the Company or a distributor or an affiliate of the Company or a distributor, has complied with all additional requirements imposed by Rule 903 of Regulation S, including procuring a written declaration from the transferee stating, among other things, that (i) the transaction is being conducted under a valid exemption from registration under the Securities Act; (ii) the transferee is not a US Person within the meaning of Regulation S (or the transferee is a US Person purchasing in a transaction exempt from registration under the Securities Act); (iii) the transferee agrees to be bound by the provision of Regulation S regarding resales and hedging activities; and (iv) the holder is holding the Shares in the form of a restricted affiliate share certificate.

The Transfer Agent shall not be obligated to register the Shares in the name of any person other than the holder thereof unless and until the conditions to any such transfer of registration set forth herein and on the face hereof shall have been satisfied.

By:

Name:
Title:

Terms used in this certificate have the meanings set forth in Regulation S. The transferee and the Issuer are entitled to rely upon this certification and are irrevocably authorized to produce this certification or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Schedule A

“US Person” means:

(i)	any natural person resident in the United States;
(ii)	any partnership or corporation organized or incorporated under the laws of the United States;
(iii)	any estate of which any executor or administrator is a United States person;
(iv)	any trust of which any trustee is a United States person;
(v)	any agency or branch of a foreign entity located in the United States;
(vi)	any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a United States person;
(vii)	any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and
(viii)	any partnership or corporation if:
(A)	organized or incorporated under the laws of any foreign jurisdiction; and
(B)
formed by a United States person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

The following are not “US Persons”:

(i)
any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-United States person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States;

(ii)	any estate of which any professional fiduciary acting as executor or administrator is a United States person if:
(A)	an executor or administrator of the estate who is not a United States person has sole or shared investment discretion with respect to the assets of the estate; and
(B)	the estate is governed by foreign law;
(iii)
any trust of which any professional fiduciary acting as trustee is a United States person, if a trustee who is not a United States person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a United States person;

(iv)	an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country;

(v)	any agency or branch of a United States person located outside the United States if:
(A)	the agency or branch operates for valid business reasons; and
(B)	the agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and
(vi)
the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

PURCHASER (TRANSFEREE) CERTIFICATION

Capita Registrars (Jersey) Limited
Victoria Chambers
Liberation Square
1/3, The Esplanade
St Helier
Jersey JE2 3QA

[DATE]

Dear Sirs

Purchaser (Transferee) Certification

We refer to the purchase of                            (insert number) shares of common stock, of par value of US $0.0001 each, represented by certificate number(s)                                 in Medgenics, Inc. (the “Shares”) by the undersigned.

We intend to purchase the Shares and understand that the Shares have not been registered under the US Securities Act of 1933, as amended (the “Securities Act”) and may not be offered, sold, pledged or otherwise transferred except if such transfer is effected: (i) in a transaction meeting the requirements of Regulation S under the Securities Act; (ii) pursuant to an effective registration statement under the Securities Act; or (iii) pursuant to an available exemption from the registration requirements of the Securities Act, in each case in accordance with all applicable securities laws.

Accordingly, for the purpose of ensuring compliance with the provisions of the Securities Act, we hereby certify and agree as set forth below. The term “US Person” used in this letter is defined in Schedule A attached hereto.

(A)	We certify that (check one):

☐
(i) we are not a US Person within the meaning of Regulation S under the Securities Act and we are not acquiring the Shares for the account or benefit of any US Person and we are acquiring the Shares in compliance with the requirements of Regulation S under the Securities Act;

☐
(ii) we are a US Person within the meaning of Regulation S under the Securities Act who is purchasing these Shares pursuant to an exemption from registration under the Securities but in accordance with applicable US securities laws and in relation to which the holder has furnished to the Company an opinion to such effect from counsel of recognized standing in form and substance satisfactory to the Company prior to such offer, sale, pledge or transfer; or

☐
(iii) we are a US Person within the meaning of Regulation S under the Securities Act and a qualified institutional buyer (as defined under Rule 144A of the Securities Act) who is purchasing these Shares pursuant to an exemption from registration under the Securities Act provided by Rule 144A; and

(B)
We agree (i) to resell the Shares only in accordance with the provisions of Regulation S under the Securities Act, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration, and (ii) not to engage in hedging transactions, directly or indirectly, with regard to the Shares unless in compliance with the Securities Act; and

(C)	In addition, in connection with any subsequent transfer of these Shares, the undersigned transferee certifies that (check one):

☐	(i)	it is not the Company or a distributor within the meaning of Regulation S or an affiliate (as defined under the Securities Act) of the Company or a distributor; or

☐	(ii)
(a) it is the Company or a distributor or an affiliate of the Company or a distributor; (b) it will comply with all requirements imposed by Rule 903 of Regulation S in any resales of the Shares, including procuring a written declaration from the transferee stating, among other things, that (x) the transaction is being conducted under a valid exemption from registration under the Securities Act; (y) the transferee is not a US Person within the meaning of Regulation S (or the transferee is a US Person purchasing in a transaction exempt from registration under the Securities Act); (z) the transferee agrees to be bound by the provision of Regulation S regarding resales and hedging activities; and (d) it will hold the Shares in the form of a restricted affiliate share certificate.

By:

Name:
Title:

Schedule A

“US Person” means:

(i)	any natural person resident in the United States;
(ii)	any partnership or corporation organized or incorporated under the laws of the United States;
(iii)	any estate of which any executor or administrator is a United States person;
(iv)	any trust of which any trustee is a United States person;
(v)	any agency or branch of a foreign entity located in the United States;
(vi)	any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a United States person;
(vii)	any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and
(viii)	any partnership or corporation if:
(A)	organized or incorporated under the laws of any foreign jurisdiction; and
(B)
formed by a United States person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

The following are not “US Persons”:

(i)
any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-United States person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States;

(ii)	any estate of which any professional fiduciary acting as executor or administrator is a United States person if:
(A)	an executor or administrator of the estate who is not a United States person has sole or shared investment discretion with respect to the assets of the estate; and
(B)	the estate is governed by foreign law;
(iii)
any trust of which any professional fiduciary acting as trustee is a United States person, if a trustee who is not a United States person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a United States person;

(iv)	an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country;

(v)	any agency or branch of a United States person located outside the United States if:
(A)	the agency or branch operates for valid business reasons; and
(B)	the agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and
(vi)
the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.